BORROWER NAME AND ADDRESS	LENDERS NAMES AND ADDRESSES	LOAN DESCRIPTION

Husker AG, LLC	Union Bank and Trust Company	Number 14131000 .
54048 Highway #20	3643 S. 48th Street, P.O. Box 82535	Amount $ 10,000,000.00 .
Plainview, NE 68769	Lincoln, NE 68501-2535	Date 02/22/2005 .

	Midwest Bank National Association	Number .
	P.O. Box 189	Amount $ 5,000,000.00 .
	Plainview, NE 68769	Date 02/22/2005 .

COMMERCIAL LOAN AGREEMENT

LOAN STRUCTURE. This Commercial Loan Agreement (Agreement) contemplates a single advance term Loan in the amount of $ 10,000,000.00 from Union Bank & Trust Company and a multiple advance revolving line of credit Loan in the amount of $ 5,000,00.00 from Midwest Bank National Association, (hereinafter the term “Lender” or “Lenders,” unless otherwise indicated, refers to either or both Banks),to Borrower. Borrower may prepay either Loan under the following terms and conditions (any partial prepayment will not excuse any later scheduled payments until the Loan is paid in full): A prepayment penalty equaling 3% of the outstanding principal balance at the time of prepayment will be assessed if payment is made before the original scheduled maturity date through refinancing with another lender.

FEES. Borrower agrees to pay the following fees in connection with the Loans at closing or as otherwise requested by Lender: An amount not to exceed $45,000.00.

FINANCIAL INFORMATION. Borrower will prepare and maintain Borrower’s financial records using consistently applied generally accepted accounting principles then in effect. Borrower will provide Lender with financial information in a form acceptable to Lender and under the following terms.

A.
Frequency. Annually, Borrower will provide to Lender Borrower’s audited financial statements prepared by independent accountants within 90 days after the close of each fiscal year. Borrower shall prepare and provide Lender with interim financial reports on a monthly basis within 30 days after the close of the business period. Borrower shall provide Lender with quarterly financial statements prepared by Borrower’s accounting firm in accordance with generally accepted accounting principles.

B.	Requested Information. Borrower will provide Lender with any other information about Borrower’s operations, financial affairs and condition within 30 days after Lender’s request.

C.
Minimum Tangible Net Worth. Borrower will maintain at all times a total tangible net worth, determined under consistently applied generally accepted accounting principles, of $ 20,500,000.00 (Minimum Tangible Net Worth) or more. Tangible net worth is the amount by which total assets exceed total liabilities. For determining tangible net worth, total assets will exclude all intangible assets, including without limitation goodwill, patents, trademarks, trade names, copyrights, and franchises, and will also exclude any accounts receivable that do not provide for a repayment schedule.

D.
Minimum Working Capital. Borrower will maintain at all times a working capital, determined under consistently applied generally accepted accounting principles by subtracting current liabilities from current assets, of $ 2,500,000.00 (Minimum Working Capital) or more. For this determination, current liabilities shall include (1) all obligations payable on demand or within one year after the date on which the determination is made, and (2) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, but exclude all liabilities or obligations that Borrower may renew or extend to a date more than one year from the date of this determination.

Financial Covenants:
Debt Coverage Ratio - Borrower will maintain a Debt Coverage Ratio of 1.2:1 measured at the end of each fiscal year. Debt Coverage Ratio is defined as net income plus depreciation plus interest on term debt divided by principal plus interest on term debt.
Capital Improvements - Capital improvements will be limited to $1,050,000. Any amount above $1,050,000 will require written approval from the Lenders. The capital improvement covenant limit may be established annually with Lenders’ approval.

General Covenants:
(1)	Requested information outlined in the Financial Information section B shall include but not be limited to an annual operating budget.
(2)
Profit distributions above 35% of net income will require Lender approval. Borrower can provide profit distribution payments of up to 35% for each fiscal year to Borrower’s members/owners following the Lenders’ receipt of the annual audited financial statements and if the Borrower is projected to remain in compliance with all loan conditions on a pro forma basis after such profit distribution. If distributions are required on an interim basis, the Borrower will need to provide pro forma financial information showing compliance with all conditions/covenants of the loans.

(3)	Borrower will provide monthly internally prepared Production Information, in a form supplied by Lenders, within 30 days of the previous month end.
(4)	Borrower will provide monthly Commodity Position Report from FCStone or other consultants. This will outline all grain and ethanol positions currently in place (Hedges & Options).
(5)	Borrower will immediately notify the Lenders of any lawsuits filed against the Borrower.

Negative Covenants:
The Borrower agrees that it will not:
Incur additional indebtedness; create liens or encumbrances; enter into leases or sale-leaseback transactions; provide guarantees or create contingent liabilities; engage in mergers, consolidations, liquidations, or dissolutions; make material asset sales, advances, loans or investments without the consent of Lender, which shall not be unreasonably withheld. Provided, however, restrictions in this section shall not apply in the event that any loan covered by this Agreement is not renewed by the Lender.

Borrowing Base:
In reference to the multiple advances revolving line of credit Loan, in the amount of $5,000,000.00 from Midwest Bank National Association, Borrower will maintain and not exceed at any time: Eligible Accounts Receivable of 85% and Inventories of 50% of the outstanding balance of the loans determined under consistently applied generally accepted accounting principles. Borrower will provide a monthly borrowing base report, in the desired format provided by the Lenders within 30 days of monthly business period. *Eligible is defined as accounts receivable less than 90 days from date of invoice.

ADDITIONAL TERMS: The terms and conditions set forth in Page 2 are part of this Agreement.

Oral Agreements: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions or any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

BORROWER:	LENDERS:

Husker AG, LLC	UNION BANK AND TRUST COMPANY

By:	By:
Frederick J. Knievel, Chairman
MIDWEST BANK NATIONAL ASSOCIATION

By:	By:
Mike Kinney, Vice Chairman

By:
Robert Brummels, Treasurer

(Page 1 of 2)

DEFINITIONS. In this Agreement, the following terms have the following meanings.
Accounting Terms. Accounting terms that are not specifically defined will have their customary meanings under consistently applied generally accepted accounting principles.
Loan. Loan refers to all advances made under the terms of this Agreement.
Loan Documents. Loan Documents include this Agreement and all documents prepared pursuant to the terms of this Agreement including all present and future promissory notes (Notes), security instruments, guaranties, and supporting documentation as modified, amended or supplemented.
Property. Property is any collateral, real, personal or intangible, that secures Borrower’s performance of the obligations of this Agreement.
ADVANCES. To the extent permitted by law, Borrower will indemnify Lender and hold Lender harmless for reliance on any request for advance that Lender reasonably believes to be genuine. Lender’s records are conclusive evidence as to the number and amount of advances and the Loan’s unpaid principal and interest. If any advance results in an overadvance (when the total amount of the Loan exceeds the principal balance) Borrower will pay the overadvance, as requested by Lender. Regarding Borrower’s demand deposit account(s) with Lender, Lender may, at its option, consider presentation for payment of a check or other charge exceeding available funds as a request for an advance under this Agreement. Any such payment by Lender will constitute an advance on the Loan.
CONDITIONS. Borrower will satisfy all of the following conditions before Lender makes any advances under this Agreement. If this Agreement provides for discretionary advances, satisfaction of these conditions does not commit Lender to making advances.
No Default. There has not been a default under the Loan Documents nor would a default result from making the advance.
Information. Borrower has provided all required documents, information, certifications and warranties, all properly executed on forms acceptable to Lender.
Inspections. Borrower has accommodated, to Lender’s satisfaction, all inspections.
Conditions and Covenants. Borrower has performed and complied with all conditions required for an advance and all covenants in the Loan Documents.
Warranties and Representations. The warranties and representations contained in this Agreement are true and correct at the time of making the advance.
Financial Statements. Borrower’s most recently delivered financial statements and reports are current, complete, true and accurate in all material respects and fairly represent Borrower’s financial condition.
Bankruptcy Proceedings. No proceeding under the United States Bankruptcy Code has been commenced by or against Borrower or any of Borrower’s affiliates.
WARRANTIES AND REPRESENTATIONS. Borrower makes these warranties and representations which will continue as long as this Agreement is in effect.
Power. Borrower is duly organized, validly existing and in good standing in all jurisdictions in which Borrower operates. Borrower has the power and authority to enter into this transaction and to carry on its business or activity as it is now being conducted. All persons who are required by applicable law and the governing documents of Borrower have executed and delivered to Lender this Agreement and other Loan Documents.
Authority. The execution, delivery and performance of this Agreement and the obligation evidenced by the Loan Documents are within Borrower’s duly authorized powers, has received all necessary governmental approval, will not violate any provision of law or order of court or governmental agency, and will not violate any agreement to which Borrower is a party or to which Borrower or Borrower’s property is subject.
Name and Place of Business. Other than previously disclosed in writing to Lender, Borrower has not changed its name or principal place of business within the last ten years and has not used any other trade or fictitious name. Without Lender’s prior written consent, Borrower will not use any other name and will preserve Borrower’s existing name, trade names and franchises.
No Other Liens. Borrower owns or leases all property that is required for its business and except as disclosed, the property is free and clear of all liens, security interests, encumbrances and other adverse interests.
Compliance With Laws. Borrower is not violating any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or its property, except as disclosed to Lender.
Financial Statements. Borrower represents and warrants that all financial statements Borrower provides fairly represent Borrower’s financial condition for the stated periods, are current, complete, true and accurate in all material respects, include all direct or contingent liabilities, and that there has been no material adverse change in Borrower’s financial condition, operations or business since the date the financial information was prepared.
COVENANTS. Until the Loan and all related debts, liabilities and obligations under the Loan Documents are paid and discharged, Borrower will comply with the following terms, unless Lender waives compliance in writing.
Inspection and Disclosure. Borrower will allow Lender or its agents to enter any of Borrower’s premises during mutually agreed upon times, to do the following: (1) inspect, audit, review and obtain copies from Borrower’s books, records, orders, receipts, and other business related data; (2) discuss Borrower’s finances and business with anyone who claims to be Borrower’s creditor; (3) inspect Borrower’s Property, audit for the use and disposition of the Property’s proceeds; or do whatever Lender decides is necessary to preserve and protect the Property and Lender’s interest in the Property. As long as this Agreement is in effect, Borrower will direct all of Borrower’s accountants and auditors to permit Lender to examine and make copies of Borrower’s records in their possession, and to disclose to Lender any other information that they know about Borrower’s financial condition and business operations. Lender may provide Lender’s regulator with required information about Borrower’s financial condition, operation and business or that of Borrower’s parent, subsidiaries or affiliates.
Business Requirements. Borrower will preserve and maintain its present existence and good standing in jurisdictions where Borrower is organized and operates. Borrower will continue its business or activities as presently conducted, by obtaining licenses, permits and bonds where needed. Borrower will obtain Lender’s prior written consent before ceasing business or engaging in any line of business that is materially different from its present business.
Compliance with Laws. Borrower will not violate any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or Borrower’s property, except for those which Borrower challenges in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should Borrower lose. On request, Borrower will provide Lender with written evidence that Borrower has fully and timely paid taxes, assessments and other governmental charges levied or imposed on Borrower and its income, profits and property. Borrower will adequately provide for the payment of taxes, assessments and other charges that have accrued but are not yet due and payable.
New Organizations. Borrower will obtain Lender’s written consent before organizing, merging into, or consolidating with an entity; acquiring all or substantially all of the assets of another; or materially changing legal structure, changing general manager or plant manager, or materially changing ownership or financial condition.
Other Liabilities. Borrower will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations except debt in existence on the date of this
Agreement and fully disclosed to Lender; debt subordinated in payment to Lender on terms acceptable to Lender; accounts payable incurred in the ordinary course of business and paid under customary trade terms or contested in good faith with reserves satisfactory to Lender; or as otherwise agreed to by Lender.
Notice. Borrower will promptly notify Lender of any material change in financial condition, a default under the Loan Documents, or a default under any agreement with a third party which materially and adversely affects Borrower’s property, operations or financial condition.
Dispose of No Assets. Without Lender’s prior written consent, Borrower will not sell, lease, assign, or otherwise distribute all or substantially all of its assets.
Insurance. Borrower will obtain and maintain insurance with insurers in amounts and coverages that are acceptable to Lender and customary with industry practice. This may include without limitation credit insurance, insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at Lender’s request, business interruption and/or rent loss insurance. Borrower may obtain insurance from anyone Borrower wants that is acceptable to Lender. Borrower’s choice of insurance provider will not affect the credit decision or interest rate. At Lender’s request, Borrower will deliver to Lender certified copies of all of these insurance policies, binders or certificates. Borrower will obtain and maintain a mortgagee or loss payee endorsement for Lender when these endorsements are available. Borrower will require all insurance policies to provide at least 10 days prior written notice to Lender of cancellation or modification. Borrower consents to Lender using or disclosing information relative to any contract of insurance required for the Loan for the purpose of replacing this insurance. Borrower also authorizes its insurer and Lender to exchange all relevant information related to any contract of insurance executed as required by any Loan Documents.
Property Maintenance. Borrower will keep property that is necessary or useful in its business in good working condition by making all needed repairs, replacements and improvements and by making payments due on the property.
DEFAULT. If the Loan is payable on demand, Lender may demand payment at any time whether or not any of the following events have occurred. Borrower will be in default if any one or more of the following occur. (1) Borrower fails to make a payment in full within 10 days of when it is due under this Note; (2) Borrower makes an assignment for the benefit of creditors or becomes insolvent, either because Borrower’s liabilities exceed its assets or Borrower is unable to pay debts as they become due; or Borrower petitions for protection under any bankruptcy, insolvency or debtor relief laws, or is the subject of such a petition or action and fails to have the petition or action dismissed within a reasonable period of time. (3) Borrower fails to perform any material condition or to keep any material promise or covenant on this Agreement or any debt or agreement Borrower has with Lender. (4) A default occurs under the terms of any instrument evidencing or pertaining to this Agreement. (5) If Borrower is a producer of crops, Borrower fails to plant, cultivate and harvest crops in due season. (6) Any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained by federal law. (7) Any other creditor of Borrower declares a default on the debt Borrower owes to such creditor and such debt is not being challenged, in good faith, by Borrower. If any default, other than a default in payment, is curable, and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding 12 months, such default may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) Cures the default within 15 days; or (2) If the cure requires more than 15 days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default, and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.
REMEDIES. After Borrower defaults, and after Lender gives any legally required notice and opportunity to cure, Lender may at its option use any and all remedies Lender has under state or federal law or in any of the Loan Documents, including, but not limited to, terminating any commitment or obligation to make additional advances or making all or any part of the amount owing immediately due. Lender may set-off any amount due and payable under the terms of the Loan against Borrower’s right to receive money from Lender, unless prohibited by applicable law. Except as otherwise required by law, by choosing any one or more of these remedies Lender does not give up Lender’s right to use any other remedy. Lender does not waive a default if Lender chooses not to use a remedy, and may later use any remedies if the default continues or occurs again.
COLLECTION EXPENSES AND ATTORNEYS’ FEES. To the extent permitted by law, Borrower agrees to pay all expenses of collection, enforcement and protection of Lender’s rights and remedies under this Agreement. Expenses include, but are not limited to, reasonable attorneys’ fees including attorney fees as permitted by the United States Bankruptcy Code, court costs and other legal expenses. These expenses will bear interest from the date of payment until paid in full at the contract interest rate then in effect for the Loan.
GENERAL PROVISIONS. This Agreement is governed by the laws of the jurisdiction where Lender is located, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located.
Joint And Individual Liability And Successors. Each Borrower, individually, has the duty of fully performing the obligations on the Loan. Lender can sue all or any of the Borrowers upon breach of performance. The duties and benefits of this Loan will bind and benefit the successors and assigns of Borrower and Lender.
Amendment, Integration And Severability. The Loan Documents may not be amended or modified by oral agreement. Borrower agrees that any party signing this Agreement as Borrower is authorized to modify the terms of the Loan Documents. Borrower agrees that Lender may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modification, substitutions, or future advances. The Loan Documents are the complete and final expression of the understanding between Borrower and Lender. If any provision of the Loan Documents is unenforceable, then the unenforceable provision will be severed and the remaining provisions will be enforceable.
Waivers And Consent. Borrower, to the extent permitted by law, consents to certain actions Lender may take, and generally waives defenses that may be available based on these actions or based on the status of a party to the Loan. Lender may renew or extend payments on the Loan. Lender may release any borrower, endorser, guarantor, surety, or any other co-signer. Lender may release, substitute, or impair any Property securing the Loan. Lender’s course of dealing, or Lender’s forbearance from, or delay in, the exercise of any of Lender’s rights, remedies, privileges, or right to insist upon Borrower’s strict performance of any provisions contained in the Loan Documents, will not be construed as a waiver by Lender, unless the waiver is in writing and signed by Lender. Lender may participate or syndicate the Loan and share any information that Lender decides is necessary about Borrower and the Loan with the other participants.
Interpretation. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement. Unless otherwise indicated, the terms of this Agreement shall be construed in accordance with the Uniform Commercial Code.
Notice. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in this Agreement, or to any other address designated in writing. Time is of the essence.

(Page 2 of 2)